EXHIBIT 32

CERTIFICATIONS

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AVP, Inc. hereby certifies, to such officers’ knowledge, that this Quarterly Report on Form 10-QSB of AVP, Inc. for the quarter ended March 31, 2007 fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of AVP, Inc.

Date: May 14, 2007	By:	/s/ Leonard Armato
Leonard Armato,
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ William Chardavoyne
William Chardavoyne,
Interim Chief Financial Officer (Principal Financial Officer)